Exhibit 5.1

May 1, 2025

Pasithea Therapeutics Corp.

1111 Lincoln Road, Suite 500

Miami Beach, FL 33139

Ladies and Gentlemen:

We have acted as counsel to Pasithea Therapeutics Corp., a Delaware corporation (the “Company”), in connection with the preparation and filing of the Registration Statement on Form S-1 filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), on the date hereof (as so filed, the “Registration Statement”), and the related prospectus contained therein (the “Prospectus), relating to the issuance and sale by the Company of a maximum aggregate offering price of up to $15,437,500 of (i) shares (the “Shares”) of common stock, par value $0.0001 per share, of the Company (the “Common Stock”), (ii) pre-funded warrants to purchase shares of Common Stock (the “Pre-Funded Warrants”), (iii) the shares of Common Stock issuable from time to time upon exercise of the Pre-Funded Warrants (the “Pre-Funded Warrant Shares”), (iv) Series C common warrants to purchase shares of Common Stock (the “Series C Common Warrants”), (v) shares of Common Stock issuable from time to time upon exercise of the Series C Common Warrants (the “Series C Common Warrant Shares”), (vi) Series D common warrants to purchase shares of Common Stock (the “Series D Common Warrants”), (vii) shares of Common Stock issuable from time to time upon exercise of the Series D Common Warrants (the “Series D Common Warrant Shares”), (viii) warrants to purchase shares of Common Stock issuable to the placement agent in the offering (the “Placement Agent Warrants” and together with the Pre-Funded Warrants, the Series C Common Warrants and the Series D Common Warrants, the “Warrants”), (ix) shares of Common Stock issuable from time to time upon exercise of the Placement Agent Warrants (the “Placement Agent Warrant Shares” and together with the Pre-Funded Warrant Shares, the Series C Common Warrant Shares and the Series D Common Warrant Shares, the “Warrant Shares”). The Shares, the Warrants, and the Warrant Shares (collectively, the “Securities”) are to be issued and sold by the Company pursuant to the Registration Statement.

In connection with this opinion, we have (i) investigated such questions of law, (ii) examined originals or certified, conformed or reproduction copies of such agreements, instruments, documents and records of the Company, such certificates of public officials and such other documents and (iii) received such information from officers and representatives of the Company as we have deemed necessary or appropriate for the purposes of this opinion.

In all such examinations, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of original and certified documents and the conformity to original or certified documents of all copies submitted to us as conformed or reproduction copies. As to various questions of fact relevant to the opinion expressed herein, we have relied upon, and assume the accuracy of, the representations and warranties set forth in the securities purchase agreement, and certificates and oral or written statements and other information of or from public officials and officers and representatives of the Company.

Based upon the foregoing and subject to the limitations, qualifications and assumptions set forth herein, we are of the opinion that (i) the Shares have been duly authorized for issuance, and when issued and paid for in accordance with the terms of the Prospectus, the Shares will be validly issued, fully paid and non-assessable, (ii) when the Warrants are duly executed and delivered by the Company and paid for by the purchasers in accordance with the terms of the Prospectus, such Warrants will constitute the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency or other similar laws affecting creditors’ rights and to general equitable principles, and (iii) the Warrant Shares, when issued, sold and paid for in accordance with the terms of the Warrants, will be validly issued, fully paid and non-assessable.

Any additional Securities registered in reliance on Rule 462(b) under the Securities Act in connection with the offering are hereby expressly covered by this opinion. As used in this opinion, the term “Registration Statement” shall include any additional registration statement filed pursuant to Rule 462(b) under the Securities Act in connection with the offering and the term “Prospectus” shall include any prospectus deemed to be included in any such additional registration statement.

The opinion expressed herein is limited to the applicable provisions of the General Corporation Law of the State of Delaware (the “DGCL”), as currently in effect, and reported judicial decisions interpreting such provisions of the DGCL) and, with respect to the enforceability of the Warrants, the laws of the State of New York, and we express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdiction.

The opinion expressed herein is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated herein. We undertake no obligation to supplement this letter if any applicable laws change after the date hereof or if we become aware of any facts that might change the opinion expressed herein after that date or for any other reason.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement, filed on the date hereof, and to the references to this firm under the caption “Legal Matters” in the Registration Statement. In giving these consents, we do not admit that we are “experts” within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required by Section 7 of the Securities Act.

Very truly yours,

/s/ Lowenstein Sandler LLP
Lowenstein Sandler LLP